UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017
MVP REIT II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET ROAD SUITE 240, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered sales of Equity Securities.

On May 10, 2017, MVP REIT II, Inc. (the "Company") completed its first sale of shares of Series 1 Convertible Redeemable Preferred Stock ("Series 1 Stock") pursuant to a private placement offering to accredited investors (the "Private Offering"). The terms of the Series 1 Stock are set forth in the Articles Supplementary filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated March 30, 2017, which is hereby incorporated by reference into this Item 3.02.

For every $1,000 of Series 1 Stock subscribed in the Private Offering, a holder will receive warrants, in substantially the form attached hereto as Exhibit 4.1, to purchase 35 shares of the Company's common stock (the "Warrants"). The Warrants may be exercised after the 90th day following the occurrence of a Listing Event, if any, at an exercise price, per share, equal to 110% of the volume weighted average closing price during the 20 trading days ending on the 90th day after the occurrence of such Listing Event; however, in no event shall the exercise price of the Warrants be less than $25 per share.  A Listing Event is defined as (i) the listing of the shares of the Company's common stock on a national securities exchange or (ii) a merger or other transaction resulting in the Company's common stockholders receiving shares that are listed on a national securities exchange in exchange for their existing shares of common stock.  The Warrants will expire five years from the 90th day after the occurrence of a Listing Event; provided that if a Listing Event does not occur on or prior to the fifth anniversary of the final closing date of the Company's private placement of the Series 1 Preferred Stock, then all outstanding Warrants will expire automatically on such anniversary date without being exercisable by the holders thereof.

The foregoing summary of the terms of the Warrants is qualified in its entirety by reference to the form of the Warrants, which is filed as Exhibit 4.1 to this Form 8-K and hereby incorporated by reference into this Item 3.02.

As of the date of this filing, the Company sold a total of 2,203 shares of its Series 1 Stock, along with the corresponding Warrants, to accredited investors for total gross proceeds of $2,203,000 (which amount includes 2,000 shares of Series 1 Stock issued upon the conversion of a convertible note in the principal amount of $2,000,000 previously issued by the Company in April 2017).  In connection with the sale of the Series 1 Stock and the Warrants:

•
The Company will pay selling commissions of up to 6.0% of gross offering proceeds from the sale of shares in the Private Offering. Notwithstanding the foregoing, in the event that the Company is not required to pay all or any portion of the selling commissions with respect to a sale of Shares and Warrants to an investor in the Private Offering, then the amount of selling commissions that otherwise would be payable by the Company in connection with such sale shall be applied by the Company to purchase additional Shares (or fractions thereof) for issuance to such investor.

•	A dealer manager fee of up to 2.0% of gross offering proceeds will be paid to the Company's affiliated dealer manager, MVP American Securities;

•	The Company may pay non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses of up to 2.0% of gross offering proceeds; and

•
Up to 2.0% of the gross offering proceeds may be used to pay or reimburse the Company's affiliates for expenses incurred by or on behalf of the Company in connection with the offer and sale of the shares of Series 1 and Warrants, including but not limited to expenses for assembling, printing and mailing offering documents, legal and accounting services, registration and qualification of securities under federal and state law, and third-party transfer agents, consultants or service providers engaged in connection with the Private Offering.

The Company issued and sold the shares of Series 1 and Warrants in private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  Each holder has represented that the holder is an accredited investor, as that term is defined in Regulation D, and has acquired the shares of Series 1 and Warrants for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

No.	Exhibit
4.1	Form of Warrants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: May 15, 2017

MVP REIT II, INC.

/s/ Michael Shustek
By: Michael Shustek
       Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit
4.1	Form of Warrants